UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Consolidated Edison, Inc.’s utility subsidiaries, Consolidated Edison Company of New York, Inc. (“CECONY”) and Orange and Rockland Utilities, Inc. (“O&R”), have restored electric service to all of their customers whose service was interrupted by Hurricane Sandy and whose equipment can accept service. CECONY and O&R estimate, on a preliminary basis, their response and restoration costs for Hurricane Sandy (and a subsequent Nor’easter) to be $350 million to $450 million and $75 million to $100 million, respectively. The primary basis for these preliminary estimates is the experience of CECONY and O&R with Hurricane Irene. These preliminary estimates do not include the costs that will continue to be incurred to inspect and assess the condition of the energy systems of CECONY and O&R, and to repair them to their normal operating condition. These preliminary estimates are forward-looking statements that reflect expectations and not facts. Actual results may differ materially from those expectations because of factors such as those identified in reports Consolidated Edison, Inc. and CECONY have filed with the Securities and Exchange Commission.

On November 13, 2012, CECONY determined to defer until a more appropriate time the electric, gas and steam rate filings it was preparing to file in November 2012 with the New York State Public Service Commission (“NYSPSC”). CECONY’s current electric rate plan covers the three-year period ending March 31, 2013. CECONY’s current gas and steam rate plans cover the three-year period ending September 30, 2013. CECONY understands that base rates determined pursuant to the current rate plans and other provisions of the rate plans would continue in effect until new rate plans are effective. Either the company or the NYSPSC can initiate a proceeding for a new rate plan. A new rate plan filed by the company would take effect in approximately 11 months unless prior to such time the NYSPSC adopts a rate plan.

On November 13, 2012, the Governor of New York established a commission to review actions taken by New York utilities relating to emergency weather events, including Hurricanes Sandy and Irene and Tropical Storm Lee, and to make recommendations regarding, among other things, the oversight, management and legal framework governing power delivery services in New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: November 13, 2012